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                                                                     Exhibit (j)
                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 16, 2001, relating to the financial statements and financial highlights of SunAmerica U.S. Government Securities Fund, SunAmerica GNMA Fund, and SunAmerica Tax Exempt Insured Fund which appear in the March 31, 2001 Annual Report to Shareholders of SunAmerica Income Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", and "Additional Information-Independent Accountants and Legal Counsel" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

1177 Avenue of the Americas
New York, New York
November, 12, 2001


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                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 27, 2000, relating to the financial statements and financial highlights of Core Bond Fund, High Yield Bond Fund and Strategic Income Fund which appear in the October 31, 2000 Annual Report to Shareholders of North American Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", and "Additional Information-Independent Accountants and Legal Counsel" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
November 12, 2001